Exhibit 10.38

COLLABORATION AGREEMENT

This Agreement is entered into as of June 18, 2004 by and between:

SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

(hereinafter referred to as “SGI”)

and:

CURAGEN CORPORATION, a Delaware corporation, having its principal place of business at 555 Long Wharf Avenue, New Haven, CT 06511

(hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, SGI owns or controls intellectual property rights relating to certain technology useful for linking certain proprietary cytotoxins to other molecules such as antibodies capable of directing such cytotoxins to specific tissues and/or cells;

WHEREAS, Licensee is currently conducting research and development programs to discover antigens that may have activity in certain disease-related pathways, and to develop antibodies that bind to those antigens;

WHEREAS, the Parties have created ADCs (as such term is defined below) to, and conducted initial characterization work regarding, the First Exclusive Antigen (as such term is defined below) pursuant to the terms and subject to the conditions of the Initial Agreements (as such term is defined below);

WHEREAS, Licensee wishes to obtain an exclusive worldwide license under certain of SGI’s patent rights and know-how related to SGI’s proprietary cytotoxin and linker technology to the First Exclusive Antigen for use in conjunction with Licensee’s antibodies on the terms set forth below and Licensee wishes to acquire from SGI an exclusive option to obtain an exclusive worldwide license under SGI’s patent rights and know-how related to SGI’s proprietary cytotoxin and linker technology to a Second Exclusive Antigen for use in conjunction with Licensee’s antibodies; and

WHEREAS, SGI wishes to grant to Licensee such license and option and to allow Licensee to evaluate SGI’s cytotoxin and linker technology for use with certain of Licensee’s antigens and antibodies.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Definitions: For the purposes of this Agreement the following words and phrases shall have the following meanings:

1.1.1 “AAA” has the meaning set forth in Section 19.3.4.

1.1.2 “ADC” or “Antibody-Drug Conjugate” means an Antibody that is linked to a cytotoxin or cytostatic agent and that contains, uses or is made using SGI Technology.

1.1.3 “ADC Access Fee” has the meaning set forth in Section 6.1.1.

1.1.4 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term “control” means the direct or indirect ownership of [***] or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

1.1.5 “Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

1.1.6 Schedule A - Research Plan.

1.1.7 Schedule B - SGI Patents.

1.1.8 Schedule C - SGI In-Licenses.

1.1.9 Schedule D - Designated Antigens and Exclusive Antigens.

1.1.10 “Antibody” or “Antibodies” means any antibody, or [***], that binds to an Antigen.

1.1.11 “Antigen” means any [***], that is Controlled by Licensee.

1.1.12 “[***]” means [***] having a GenBank accession number of [***].

1.1.13 “[***]” means the SGI Technology licensed to SGI under the BMS Agreement (as defined in the definition of “SGI In-Licenses”).

1.1.14 “Breaching Party” has the meaning set forth in Section 13.3.

1.1.15 “Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

1.1.16 “Change in Control” has the meaning set forth in Article 16.

1.1.17 “Claims” has the meaning set forth in Section 14.1.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.1.18 “Combination Product” means any Licensed Product that contains, in addition to an ADC, one or more other ingredients that (a) are not covered by SGI Technology, and (b) [***].

1.1.19 “Confidential Information” has the meaning set forth in Section 8.1.

1.1.20 “Control” means, with respect to any information or intellectual property right, possession by a Party of the ability to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. [***].

1.1.21 “Cost of Goods” shall mean with respect to Drug Conjugate Materials supplied to Licensee (a) for manufacturing activities performed by Third Parties, [***], as well as [***], including without limitation [***]; and (b) for manufacturing activities performed by SGI or its Affiliates, the [***].

1.1.22 “Designated Antigen” means the [***] Antigens targeted by the ADCs prepared by SGI and designated as such in accordance with Section 2.5 of this Agreement.

1.1.23 “[***]” means the [***] that may be [***] pursuant to [***] of this Agreement.

1.1.24 “Drug Conjugation Materials” means the compound monomethyl Auristatin E and [***] and [***] thereof, including [***], as well as compounds that are useful in attaching such compounds to [***], in each case to the extent included in or covered by the SGI Technology. Drug Conjugation Materials shall also include Improvements to Drug Conjugation Materials and any additional cytotoxic or cytostatic compounds that are included in New Technologies and that the Parties agree to include under this Agreement pursuant to Section 3.7.2.

1.1.25 “Drug Conjugation Technology” means chemical compositions and methods that are useful to attach cytotoxins or cytostatic compounds to Antibodies, including the composition and methods of making and using cytotoxic or cytostatic compounds, as well as compositions and methods useful for attaching the foregoing cytotoxic or cytostatic compounds to Antibodies.

1.1.26 “Effective Date” means the date set forth in the first line of this Agreement.

1.1.27 “Events of Force Majeure” has the meaning set forth in Article 15.

1.1.28 “Exclusive Antigen” means collectively, the First Exclusive Antigen, the Second Exclusive Antigen and any Replacement Antigen.

1.1.29 “Exclusive License” has the meaning set forth in Section 3.2.

1.1.30 “Exclusive License Maintenance Fee” has the meaning set forth in Section 6.2.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.1.31 “Existing Third Party Royalties” has the meaning set forth in Section 6.5.1.

1.1.32 “FD&C Act” means the federal Food, Drug & Cosmetic Act, as amended.

1.1.33 “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.1.34 “Field” means the [***]; provided, that, with respect to use of the [***], the Field shall be limited to [***].

1.1.35 “First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Licensee, its Affiliates or Sublicensees to a Third Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.1.36 “First Exclusive Antigen” means Antigen CG56972 having a [***].

1.1.37 “FTE Fees” has the meaning set forth in Section 6.1.2.

1.1.38 “GAAP” means generally accepted accounting principles in the United States.

1.1.39 “Good Laboratory Practices” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations and guidances promulgated thereunder, including without limitation the Code of Federal Regulations, as amended from time to time.

1.1.40 “Improvements” means all patentable or non-patentable inventions, discoveries, or other know-how developed and Controlled by either Party during the Term that utilize, incorporate, are derived from, or are made using, the SGI Technology; provided that Improvements shall not include any [***] or any of the foregoing developed by SGI that, within a reasonable time period after such inventions, discoveries or know-how are made or identified, [***], which instead shall be included in [***].

1.1.41 “IND” means (a) an Investigational New Drug Application filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of a Licensed Product in humans.

1.1.42 “Indemnitee” has the meaning set forth in Section 14.2.

1.1.43 “Indemnitor” has the meaning set forth in Section 14.2.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.1.44 “Initial Agreements” means (a) the [***] by and between the Parties and (b) the [***] by and between the Parties.

1.1.45 “Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

1.1.46 “Joint Patents” has the meaning set forth in Section 9.2.2.

1.1.47 “Liabilities” has the meaning set forth in Section 14.1.1.

1.1.48 “Licensed Product” means any and all products containing an ADC comprised of an Antibody that binds specifically to an Exclusive Antigen and that is attached to a cytotoxin or cytostatic agent included in the Drug Conjugation Materials: (a) the manufacture, use, sale, offer for sale or import of which [***]; or (b) [***].

1.1.49 “Licensee ADC Know-How” means all Program Inventions developed by Licensee using SGI Technology, and that are necessary or useful for identifying, developing, making, using or selling ADCs that bind to any Exclusive Antigen or Designated Antigen.

1.1.50 “Licensee ADC Patents” means all patent applications and patents that are Controlled by Licensee that claim Licensee ADC Know-How.

1.1.51 “Licensee Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, used by Licensee in the Research Program and that are Controlled by Licensee, including technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets that relate to (a) the composition, method of using or method of making an Exclusive Antigen or Designated Antigen, or (b) the composition, method of using or method of making an Antibody that binds specifically to an Exclusive Antigen or Designated Antigen. [***].

1.1.52 “Licensee Materials” means any tangible chemical, biological or physical research materials that are furnished by or on behalf of Licensee to SGI in connection with this Agreement.

1.1.53 “Licensee Patents” means all patent applications and patents that claim Licensee Know-How.

1.1.54 “Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for all Licensed Products sold by or for Licensee, its Affiliates and Sublicensees to independent Third Parties during such quarter, [***]:

(a) [***];

(b) [***];

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c) [***]; and

(d) [***].

All of the [***] from the gross invoiced sales prices of Licensed Products shall be determined in accordance with GAAP. In the event that Licensee, its Affiliates or Sublicensees make any adjustments [***] after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled in the next report and payment of any royalties due.

In the event a Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition above), during the applicable royalty reporting period, by [***]. In the event that such average sale price cannot be determined for the Licensed Product, on the one hand, and all other product(s) included in the Combination Product, on the other, Net Sales for the purposes of determining royalty payments shall be [***].

1.1.55 “[***]” means any [***], or other [***] that either: (a) are developed by SGI after the Effective Date and that, within a reasonable time period after such [***] are made or identified, SGI determines are [***] or (b) are in-licensed by SGI after the Effective Date, and that in each case either (x) [***], or (y) [***]. [***] shall include without limitation cytotoxic or cytostatic compounds other than those included in the Drug Conjugation Materials as of the Effective Date that SGI Controls during the Term.

1.1.56 “Notice of Dispute” has the meaning set forth in Section 19.3.1.

1.1.57 “Option” has the meaning set forth in Section 3.3.

1.1.58 “Option Period” means, with respect to each Designated Antigen, the period commencing on the date such [***] and continuing until [***] (a) [***] or (b) [***]; provided that all Option Periods shall terminate when [***] pursuant to the terms hereof; and provided further that, if applicable, the Option Period for [***] shall be for a period of [***] after SGI notifies Licensee that [***].

1.1.59 “Parties” means Licensee and SGI, and “Party” means either of them.

1.1.60 “Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

1.1.61 “Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug.

1.1.62 “Program Invention” means any process, formula, method, chemical compound, biological or physical material, invention, technology, know-how, trade secret or data conceived or reduced to practice by either Party or jointly by both Parties in the conduct of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

activities under this Agreement and/or under the Initial Agreements; provided, that any Program Inventions made pursuant to the Initial Agreements that are not related to a Designated Antigen or an Exclusive Antigen shall remain governed by the terms of the Initial Agreements.

1.1.63 “Program Licensee Patents” has the meaning set forth in Section 9.3.3.

1.1.64 “Publication” has the meaning set forth in Section 8.5.

1.1.65 “Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA.

1.1.66 “[***]” means the Designated Antigen, if any, designated by Licensee to replace the [***] in accordance with [***] of this Agreement.

1.1.67 “Reports” has the meaning set forth in Section 7.1.1.

1.1.68 “Research Fees” has the meaning set forth in Section 6.1.2.

1.1.69 “Research Fees Report” has the meaning set forth in Section 6.1.2.

1.1.70 “Research License” has the meaning set forth in Section 3.1.

1.1.71 “Research Plan” means the plan for the Research Program agreed upon by the Parties and attached hereto as Schedule A.

1.1.72 “Research Program” means the research program conducted pursuant to Article 2.

1.1.73 “Research Program Term” means the term of the Research Program set forth in Section 2.2.

1.1.74 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, until the later to occur of: (a) the (10th) tenth anniversary of the date of First Commercial Sale of the Licensed Product in such country; or (b) the expiration of the last to expire Valid Patent Claim that would be infringed by the sale of the Licensed Product in such country, if not for the licenses granted hereunder.

1.1.75 “Second Exclusive Antigen” means a Designated Antigen, other than the First Exclusive Antigen, for which Licensee exercises the Option for an Exclusive License under Section 3 of this Agreement.

1.1.76 “SGI In-Licenses” means the following agreements between SGI and the indicated Third Parties: (a) the [***]); (b) [***]; and (c) any other license agreement between SGI and a Third Party covering [***] under which Licensee is [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.1.77 “SGI Know-How” means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, that relate to or are useful to practice the Drug Conjugation Technology and that have been, or hereafter are during the Term, Controlled by SGI. SGI Know-How shall include Improvements Controlled by SGI but shall exclude [***] unless [***].

1.1.78 “SGI Patents” means:

(a) any existing patents and patent applications listed in Schedule B to this Agreement, which shall be amended from time to time to reflect any other patents and patent applications;

(b) any patents and patent applications covering Improvements and, solely to the extent the Parties so agree [***], [***], in each case that are Controlled by SGI;

(c) any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in part (to the extent Controlled by SGI), or divisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued, in each case to the extent Controlled by SGI; and

(d) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing, in each case to the extent Controlled by SGI.

1.1.79 “SGI Technology” means the SGI Patents and the SGI Know-How.

1.1.80 “Sublicensees” means any person or entity that is granted a sublicense under the SGI Technology by Licensee or its Affiliates in accordance with the terms of this Agreement.

1.1.81 “Supply Fees” has the meaning set forth in Section 6.1.2.

1.1.82 “Term” has the meaning set forth in Article 13.

1.1.83 “Territory” means all countries in the world.

1.1.84 “Third Party” means any person or entity other than Licensee, SGI and their respective Affiliates.

1.1.85 “Valid Patent Claim” means (a) an unexpired claim of an issued patent which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other authority in the subject country; or (b) a claim of an application for a patent that has been pending for less than [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.2 Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1 Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

1.2.2 The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

1.2.3 The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

1.2.4 The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

1.2.5 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

1.2.6 Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2 - RESEARCH PROGRAM

2.1 Objective and Conduct of the Research Program. Licensee intends to conduct a Research Program, with SGI’s support, to evaluate ADCs for commercial development under this Agreement with the goal of using SGI Technology to identify [***] for further development by Licensee as Licensed Products, as more fully described in the Research Plan. Licensee acknowledges that, in addition to the licenses to the SGI Patents granted hereunder, the SGI Know-How transferred to Licensee under this Agreement contains valuable information that is critical to Licensee’s development of ADCs hereunder. All research work performed by Licensee and SGI hereunder shall be performed in a good scientific manner and in compliance with all applicable laws.

2.2 Term of the Research Program. The term of the Research Program shall initially be for a period of [***] after the Effective Date (the “Research Program Term”), unless terminated earlier in accordance with Article 13.

2.3 Delivery of Drug Conjugation Materials. In support of the Research Program, SGI will deliver Drug Conjugation Materials to Licensee at mutually agreed upon times and in mutually agreed upon quantities to enable Licensee to attach such materials to Licensee’s Antibodies to create ADCs. At Licensee’s request, SGI will also provide Licensee with the [***] provided to Licensee to [***]. All such Drug Conjugation Materials and other information provided by SGI to Licensee hereunder will be deemed Confidential Information of SGI pursuant to Article 8.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.4 SGI Preparation of ADCs. [***]. In order to identify the Second Exclusive Antigen during the Research Program Term, SGI will prepare mutually agreed upon research quantities of ADCs using the Drug Conjugation Materials for up to [***] targeted to up to [***] supplied by Licensee to SGI.

2.5 Availability of Antigens. Licensee shall provide SGI with a confidential written description of each Antigen, including to the extent available, the GenBank accession number and the cDNA and/or amino acid sequence for each Antigen, which Licensee desires to designate as a Designated Antigen for purposes of this Agreement. Within [***] following SGI’s receipt of such written notice with respect to a particular Antigen, SGI shall notify Licensee in writing whether the Exclusive License described in Article 3 of this Agreement is available with respect to such Antigen. In addition, SGI shall promptly notify Licensee in writing if at any time during the Research Program Term [***]. To the extent such Exclusive License to [***] is and/or becomes available as described in this Section 2.5, then [***] shall be deemed to be a Designated Antigen under this Agreement and Licensee shall have an Option Period of [***] thereafter to determine whether to exercise an Exclusive License to [***] as the Second Exclusive Antigen. Schedule D to this Agreement will be amended from time to time to list the Designated Antigens and the Second Exclusive Antigen (including a description thereof) under this Agreement. The Parties hereby acknowledge and agree that an Antigen shall be available for designation by Licensee as a Designated Antigen unless (a) [***] or (b) [***]. Licensee may not designate Antigens as Designated Antigens following expiration of the Research Program Term. If, after designation of an Antigen as a Designated Antigen, a [***], SGI shall inform Licensee in writing, and Licensee shall have a period of [***] to inform SGI in writing that Licensee [***]. If Licensee does not exercise an Exclusive License for such Designated Antigen [***], then (a) [***] (b) below and (b) [***].

2.6 Additional Activities under Research Program. Upon mutual agreement of the Parties, the Research Program may also include the development by SGI of a technology transfer program for the conjugation of toxins to Antibodies, including the associated purification and analytics.

2.7 Payment. Licensee shall pay SGI the amounts set forth in Section 6.1.2 for any research efforts or other assistance provided by SGI.

2.8 Supply of Licensee Materials. From time to time during the Term, Licensee may supply SGI with Licensee Materials for use in the Research Program. In connection therewith, SGI hereby agrees that (a) it shall not use Licensee Materials for any purpose other than exercising any rights granted to it hereunder; (b) it shall use the Licensee Materials only in compliance with all applicable federal, state, and local laws and regulations; (c) it shall not transfer any Licensee Materials to any Third Party without the prior written consent of Licensee; (d) Licensee shall retain full ownership of all such Licensee Materials; and (e) upon the expiration or termination of this Agreement, SGI shall at the instruction of Licensee either destroy or return any unused Licensee Materials.

2.9 Disclaimers. EXCEPT AS MAY BE OTHERWISE PROVIDED IN ARTICLE 12, SGI MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

OTHERWISE, REGARDING THE DRUG CONJUGATION MATERIALS OR ANY ADCs PREPARED BY SGI, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE. EXCEPT AS MAY BE OTHERWISE PROVIDED IN ARTICLE 12, LICENSEE MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE LICENSEE MATERIALS, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE 3 - LICENSES; OPTION; DROPPED ANTIGENS

3.1 Research License Grants. Upon payment of the ADC Access Fee set forth in Section 6.1.1, subject to the terms and conditions of this Agreement, SGI shall automatically be deemed to have granted to Licensee a non-exclusive, worldwide, royalty-free license under the SGI Technology solely to conduct the Research Program in accordance with Article 2 of this Agreement (the “Research License”). The Research License shall include the right to evaluate and conduct research on ADCs that bind to any Designated Antigen solely for the purpose of determining Licensee’s interest in exercising the Option for such Designated Antigen, but shall not include (a) the right to grant sublicenses thereto to any Third Party, (b) the right to initiate any human clinical trial utilizing such ADCs in any country or (c) the right to make, have made, use or sell a Licensed Product or any SGI Technology. Notwithstanding the foregoing, [***], a form of which has been provided by Licensee to SGI. The Research License shall continue for the Research Program Term, unless earlier terminated pursuant to Article 13; provided that the Research License shall terminate when Licensee no longer has the right to designate any Designated Antigen(s) as either a Replacement Antigen or a Second Exclusive Antigen pursuant to the terms hereof.

3.2 Exclusive License Grants. Upon payment of the ADC Access Fee set forth in Section 6.1.1 with respect to the First Exclusive Antigen, and the Option Exercise Fee set forth in Section 6.3 of this Agreement with respect to the Second Exclusive Antigen, subject to the terms and conditions of this Agreement, and commencing as of the date SGI has received the ADC Access Fee or Option Exercise Fee, as the case may be, from Licensee, SGI shall automatically be deemed to have granted to Licensee an exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 3.6, to discover, develop, have developed, make, have made, import, use, offer for sale, and sell Licensed Products that bind specifically to the Exclusive Antigen within the Field in the Territory (each, an “Exclusive License” and collectively, the “Exclusive Licenses”). Each Exclusive License shall continue for the Royalty Term, unless earlier terminated pursuant to Article 13, subject to payment of applicable milestones, royalties and the Exclusive License Maintenance Fees set forth in Section 6.2 of this Agreement applicable to such Exclusive License.

3.3 Grant of Option. Subject to the provisions of this Agreement, SGI hereby grants Licensee an option to obtain the Exclusive License described in Section 3.2 of this Agreement to the Second Exclusive Antigen (the “Option”) during the Option Period.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.4 Procedure to Exercise Option. At any time during the Option Period, Licensee shall have the right to notify SGI in writing that it desires to obtain the Exclusive License to the Second Exclusive Antigen by providing written notice to SGI. Licensee shall pay SGI the Option Exercise Fee described in Section 6.3 of this Agreement (the date of payment by Licensee of the Option Exercise Fee being referred to herein as the “Option Exercise Date”) whereupon (a) such Designated Antigen shall be deemed to be the Second Exclusive Antigen for purposes of this Agreement and (b) Licensee shall be deemed to have been granted an Exclusive License with respect to such Second Exclusive Antigen in accordance with Section 3.2 of this Agreement, without any further action of the Parties. [***].

3.5 [***]. If at any time during the period commencing on the Effective Date and continuing for a period of [***] thereafter, Licensee reasonably determines [***] for purposes of this Agreement by providing SGI with written notice of same. Licensee shall have the right to designate [***] as a [***] in accordance with the procedure described in Sections 2.5 and 3.4 of this Agreement. Once the [***] becomes a [***] (a) [***], (b) [***] and (c) [***].

3.6 Rights to Sublicense.

3.6.1 Licensee shall have the right to grant sublicenses of each Exclusive License to any Affiliate or Third Party with respect to any Licensed Product for which Licensee has either retained marketing rights or upon which Licensee has expended material research and/or development effort, it being understood that any Licensed Product that contains a Designated Antigen and/or an Antibody to a Designated Antigen developed by Licensee shall be deemed to have satisfied the foregoing condition and that Licensee shall have the right to grant sublicenses under the Exclusive License with respect to such Licensed Product, subject to the remainder of this Section 3.6.1. Licensee agrees to contractually obligate any Sublicensee to make all payments due to SGI pursuant to this Agreement by reason of achievement of any milestones set forth in Section 6.6 or owed on Net Sales of any Licensed Products by any such Sublicensee pursuant to Sections 6.4 and 6.5, as well as to comply with all terms of this Agreement and the SGI In-Licenses applicable to Licensee (including all terms of this Agreement identified as applicable to Sublicensee). Licensee shall also require any such Sublicensee to agree in writing to keep books and records and permit SGI to review the information concerning such books and records in accordance with the terms of this Agreement.

3.6.2 Licensee shall notify SGI of each sublicense granted to Affiliates or Third Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.7 Improvements and New Technologies.

3.7.1 Improvements. In the event that, during the Research Program Term, either Party conceives, develops or reduces to practice an Improvement, such Party shall promptly notify the other Party of the discovery of such Improvement. SGI shall own all Improvements and, to the extent that any Improvements shall have been conceived, developed or reduced to practice by Licensee, Licensee hereby assigns all of its right, title and interest therein to SGI. SGI’s interest in any such Improvements shall be included in the SGI Technology and made available to Licensee via the Research License and Exclusive License provided in Article 3.

3.7.2 [***]. Subject to the [***], Licensee shall have the right to practice any [***] pursuant to the Exclusive Licenses granted under Article 3 as follows: SGI shall [***] of any [***] by providing to Licensee a written [***] of the [***], including all [***] under which [***] would be able to access such [***]. If Licensee is interested in practicing such [***], the Parties shall discuss in good faith modifications to this Agreement to reflect the terms governing Licensee’s access to any [***] pursuant to this Agreement, which shall include without limitation Licensee’s agreement to [***] attributable to Licensee’s use of such [***] and; provided that the [***] shall be deemed to include [***] (as applicable) relating to or covering such [***] only after the Parties execute an amendment to this Agreement specifying such modified terms. Except as set forth in the foregoing sentence and any modifications to this Agreement including any such modification relating to [***] for [***], SGI shall be responsible for [***] of all consideration (including all [***]) [***] under any agreements covering [***].

3.7.3 [***]. [***] shall be amended from time to time to [***] Controlled by SGI [***] in accordance with this Section 3.7.

3.8 Compliance with the SGI In-Licenses.

3.8.1 Licensee, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the SGI In-Licenses listed in Schedule C applicable to Licensee and its Affiliates and Sublicensees, and any amendments thereto following written disclosure thereof to Licensee, that apply under each of the SGI In-Licenses. The Parties agree that BMS is a Third Party beneficiary of this Agreement solely to the extent SGI Technology licensed to Licensee hereunder includes technology sublicensed by SGI under the BMS Agreement.

3.8.2 SGI will not [***] any [***] to an [***] that [***] or [***] of the [***] hereunder [***].

3.9 License to SGI. Subject to the provisions of this Agreement, Licensee hereby grants to SGI during the Research Program Term a non-exclusive, royalty-free, sublicenseable license under the Licensee Patents and Licensee Know-How, to enable SGI to perform or have performed its responsibilities under the Research Program.

ARTICLE 4 - TECHNOLOGY DISCLOSURE

4.1 Disclosure of Drug Conjugation Technology. During the Term, SGI shall (a) disclose to Licensee such SGI Know-How as is reasonably useful to enable Licensee to use the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Drug Conjugation Materials and Drug Conjugation Technology as provided in the Research Plan or to practice the Research License and Exclusive Licenses, and subject to the conditions, of this Agreement and (b) upon Licensee’s reasonable request and with adequate notice to SGI, make available to Licensee at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to Licensee’s personnel. Licensee shall pay to SGI for such assistance an amount equal to the FTE Fees in accordance with Section 6.1.2 for SGI employees providing such assistance.

ARTICLE 5 - DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

5.1 Diligence. Licensee shall use commercially reasonable efforts to develop, commercialize and market Licensed Products, such efforts to be consistent with the exercise of prudent scientific and business judgment and comparable to the efforts Licensee applies to its other projects of similar potential and market size. Without limiting the foregoing, Licensee shall, as commercially prudent, (a) conduct such preclinical and clinical trials as are necessary to obtain Regulatory Approvals for Licensed Products in major markets therefor, (b) diligently obtain any necessary approvals to market such Licensed Products in major markets therefor (including, as relevant, pricing and reimbursement approval), and (c) market such Licensed Products in each country in which Licensee has received Regulatory Approval therefor. Licensee shall comply with all applicable laws, rules and regulations (including Good Laboratory Practices, and good clinical and manufacturing practices, to the extent applicable) in the development and commercialization of such Licensed Products, and shall cause its Affiliates and Sublicensees to do the same.

5.2 Funding and Progress Reports. Except as expressly set forth herein, as between SGI and Licensee, Licensee shall be solely responsible for funding all costs of the development and commercialization of Licensed Products. Licensee shall keep SGI informed in a timely manner as to the progress of the development of Licensed Products.

5.3 Manufacturing. Except as otherwise expressly set forth in this Agreement, Licensee shall be responsible for all manufacturing and supply of the Licensed Products. Notwithstanding the foregoing, SGI shall (a) [***], including in accordance with good manufacturing practices for clinical trials, on an [***] and (b) consider in good faith any request by Licensee for supply of other Drug Conjugate Materials. In the event SGI [***], the Parties shall [***], including [***] and other such terms as may be appropriate and customary in [***].

ARTICLE 6 - FEES, ROYALTIES AND PAYMENTS

6.1 Research Fees. Licensee shall pay to SGI the following amounts in consideration of the Research Program:

6.1.1 Within ten (10) business days of the Effective Date, Licensee shall pay to SGI the sum of Two Million U.S. Dollars ($2,000,000) by wire transfer of immediately available funds (the “ADC Access Fee”).

6.1.2 Licensee shall pay SGI at an annual rate of [***] per FTE who provides assistance as requested by Licensee pursuant to this Agreement in each of the first [***] of the Term (the “FTE Fees”). Commencing upon the [***] of the Effective Date (the “[***]”) and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

upon [***] thereafter, the FTE Fees will [***] by [***] per FTE per year; provided, that, notwithstanding the foregoing, the Parties hereby agree that Licensee shall pay no consideration to SGI in connection with any preparation of ADCs or related characterization work performed by SGI under the Initial Agreements. Licensee shall also pay SGI for all Drug Conjugation Materials supplied by SGI to Licensee hereunder at the rate of [***] of SGI’s Cost of Goods therefor (the “Supply Fees”). The FTE Fees and the Supply Fees are collectively referred to herein as (the “Research Fees”). Within [***] after the end of each [***], SGI shall submit a report to Licensee supporting the calculation of the Research Fees due for such [***] (a “Research Fees Report”). Licensee shall pay all Research Fees to SGI within [***] of receipt of each Research Fees Report.

6.2 Exclusive License Maintenance Fees. Licensee shall be [***] to SGI in the sum of [***] per Exclusive Antigen by wire transfer of immediately available funds (the “Exclusive License Maintenance Fee”) on [***] (with respect to the [***]) and the Option Exercise Date (with respect to the [***] ) up through the date on which [***].

6.3 Option Exercise Fee. Licensee shall pay to SGI an Option Exercise Fee of [***] for the Exclusive License obtained by Licensee with respect to the [***] to the extent such Exclusive License is obtained on or before the [***] of the Effective Date, [***] to the extent such Exclusive License is obtained on or before the [***] of the Effective Date and [***] to the extent such Exclusive License is obtained on or before the [***] of the Effective Date, payable in either case, within [***] after the exercise by Licensee of the Option with respect to the [***] in accordance with Section 3.4 of this Agreement.

6.4 Royalties Payable by Licensee. In consideration for the Exclusive Licenses granted to Licensee herein, during the Royalty Term, and subject to Section 6.5, Licensee shall pay to SGI and BMS royalties on Net Sales of Licensed Products during the Royalty Term. Such royalties shall be paid at the following rates, determined on a Licensed Product-by-Licensed Product basis as set forth below:

6.4.1 Royalties Payable to SGI.

(a) [***] of the first [***] in aggregate [***] of [***] in each [***]; and

(b) [***] of the portion of aggregate [***] of [***] in excess of [***] in each [***].

6.4.2 Royalties Payable to BMS. [***] of [***] of [***] in each [***] during the Royalty Term, subject to all of the terms and conditions of the BMS Agreement. Solely for the purpose of this Section 6.4.2, the terms “Net Sales”, “Licensed Products” and “Royalty Term” and any other relevant terms related to calculation of royalties payable to BMS shall have their respective meanings set forth in the BMS Agreement.

6.4.3 Royalty Background. In establishing the royalty structure of this Section 6.4, the Parties recognize, and Licensee acknowledges, the substantial value of the various actions and investments undertaken by SGI prior to the Effective Date. Such value is significant and in addition to the value of SGI’s grant to Licensee of the Exclusive License pursuant to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Section 3.2, as it enables the rapid and effective development and commercialization of the Licensed Products in the Territory. Therefore, the Parties agree that the royalty payments calculated as a percentage of Net Sales (plus the license fee, milestone payments and other payment provided for elsewhere herein) provide fair compensation to SGI for these additional benefits.

6.5 Third Party Royalties; Adjustments to Royalties.

6.5.1 Licensee shall be solely responsible for paying all royalties owed to Third Parties by either Licensee or SGI on account of sales of Licensed Products by Licensee, its Affiliates or Sublicensees, including royalties owed due to use of the SGI Technology, [***]. SGI shall be responsible for the payment of all other consideration (including any milestone payments) due and payable under the SGI In-Licenses except as described in the foregoing sentence and/or except as set forth in Section 3.7.2 with regard to any New Technologies. SGI represents and warrants that [***].

6.5.2 The royalties otherwise due and payable to SGI pursuant to Section 6.4.1 of this Agreement shall [***] with respect to any Licensed Product sold in any country where commercialization, manufacture, marketing or sale of such Licensed Product [***].

6.5.3 If the sum of (a) [***] under [***] and (b) any other royalties Licensee is required to pay any [***] in order to practice the SGI Technology to make, use and sell [***] (including any royalties payable with respect to [***] of [***] of a [***] in any calendar year, then the royalties otherwise due and payable by Licensee under Section 6.4.1 [***] of any royalties due by Licensee with respect to Net Sales of a Licensed Product in such [***] of such [***]; provided, however, that in no event shall the [***] pursuant to Section 6.4.1 with respect to a Licensed Product in any calendar year be [***] of the [***] under Section 6.4.1 but for such offsets.

6.5.4 If, as a result of either (a) negotiations between [***] conducted during the Term of this Agreement and/or (b) use of SGI Technology in Licensed Products that does not [***], the royalty payable to [***] under [***] above by Licensee, its Affiliates or Sublicensees is [***] of [***] (the amount of any such [***], the [***]), then the royalty otherwise due and payable by Licensee to SGI under [***] shall be [***] of the [***]. For purposes of clarity, this Section 6.5.4 shall not apply to any [***] to the [***] agreed to or implemented pursuant to [***] above prior to the Effective Date (including without limitation any [***] that are contained in the [***] as of the Effective Date), which [***] shall be applied to the royalty payable by Licensee [***] under [***] without any corresponding increase in the [***].

6.6 Milestone Payments. As additional consideration for the licenses, rights and privileges granted to it hereunder, Licensee shall pay to SGI the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the [***] Licensed Product that targets each Exclusive Antigen (regardless of how many Licensed Products are developed to target that Exclusive Antigen), whether such events are achieved by Licensee, its Affiliates or Sublicensees, as follows:

(a) Upon [***] for a [***];

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b) Upon [***] for a [***];

(c) Upon [***] for a [***];

(d) Upon [***] or equivalent for a [***]; and

(e) Upon [***] for a [***].

If any of (a) through (d) above is achieved before a preceding milestone payment has become due, then such payment shall be deemed to become due within [***] of the achievement of the subsequent milestone.

6.7 Payment Terms. Royalties shown to have accrued by each Report provided for under Article 6 of this Agreement shall be due on the date such Report is due pursuant to Section 7.1.3.

6.8 Payment Method. All payments by Licensee to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

6.9 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

6.10 Withholding Taxes. Except as otherwise provided below, all amounts due from Licensee to SGI under this Agreement are gross amounts. Licensee shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay such withheld amounts to the appropriate governmental authority on behalf of SGI. Licensee shall use commercially reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with SGI in seeking any related tax credits that may be available to SGI with respect thereto.

ARTICLE 7 - ROYALTY REPORTS AND ACCOUNTING

7.1 Reports, Exchange Rates.

7.1.1 During the Royalty Term, Licensee shall furnish to SGI, with respect to each [***], a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by Licensee, its Affiliates and its Sublicensees in the Territory during the [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sale of each Licensed Product in each country in the Territory, if it has occurred during the corresponding [***]; and (e) the exchange rates (as determined pursuant to Section 7.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

7.1.2 Licensee shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to Licensee within [***] of the close of each [***] and to keep and maintain records of sales made pursuant to such sublicense as if such sales were by Licensee for the purpose of Section 7.1.1.

7.1.3 Reports shall be due on the [***] following the end of the [***] to which such Report relates. Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

7.1.4 With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. dollars equivalent of the royalty due, calculated using the [***].

7.2 Audits.

7.2.1 Upon the written request of SGI and with at least [***] prior written notice, but not more than [***] in any [***], Licensee shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to Licensee, [***], to have access during normal business hours to such of the records of Licensee as required to be maintained under this Agreement to verify the accuracy of the Reports due hereunder. Such accountants may audit records relating to Reports made for any year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to SGI only whether the Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with SGI.

7.2.2 If such accounting firm concludes that any royalties were owed but not paid to SGI, Licensee shall pay the additional royalties within [***] of the date SGI delivers to Licensee such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be [***]; provided, however, if the audit discloses that the royalties payable by Licensee for the audited period [***] of the royalties actually paid for such period, then [***] charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, SGI shall refund the overpayments within [***] of the date SGI receives such accounting firm’s written report so concluding.

7.3 Confidential Financial Information. SGI shall treat all financial information subject to review under this Article 7 or under any sublicense agreement as Confidential Information of Licensee as set forth in Article 8, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 8.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 8 - CONFIDENTIALITY

8.1 Non-Disclosure Obligations. Except as otherwise provided in this Article 8, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential.” Confidential Information of SGI shall include SGI Technology and SGI’s interest in any Improvements and [***]. Confidential Information of a Party may also include information relating to such Party’s research programs, development, marketing and other business practices and finances. For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.” Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

8.2 Permitted Disclosures. Notwithstanding the foregoing, but subject to the last sentence of this Section 8.2, the provisions of Section 8.1 shall not apply to information, documents or materials that the receiving Party can conclusively establish:

(a) have become published or otherwise entered the public domain other than by breach of this Agreement by the receiving Party or its Affiliates;

(b) are permitted to be disclosed by prior consent of the other Party;

(c) have become known to the disclosing Party by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d) prior to disclosure under the Agreement, was already in the possession of the receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e) are required to be disclosed by the receiving Party to comply with any applicable law, regulation or court order, or are reasonably necessary to obtain patents, copyrights or authorizations to conduct clinical trials with, and to commercially market, Licensed Product(s), provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(f) to the extent reasonably needed in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that the Party filing the patent shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(g) to a potential Sublicensee or Sublicensee as permitted hereunder, provided that such potential Sublicensee or Sublicensee is then subject to obligations of confidentiality

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

and limitations on use of such Confidential Information substantially similar to those contained herein; and

(h) to a potential or bona fide collaborator or manufacturing, development or sales contractor or partner, but only to the extent directly relevant to the collaboration, partnership or contract and provided that such collaborator, partner or contractor is then subject to obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein.

Notwithstanding the disclosures permitted under subsections (e)-(h), if the information, documents or materials covered by such subsection is otherwise protected by obligations of confidentiality, then the confidentiality obligations of Section 8.1 shall still apply.

8.3 Terms of the Agreement. Licensee and SGI shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable laws, regulations or a court order or to comply with rules of a securities exchange, in which case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures.

8.4 Press Releases and Other Disclosures to Third Parties. Neither SGI nor Licensee will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for (i) an initial press release mutually agreed upon by the Parties, (ii) disclosures made in compliance with Sections 8.2 and 8.3, (iii) attorneys, consultants, and accountants retained to represent the Parties in connection with the transactions contemplated hereby.

8.5 Publications Regarding Results of the Research Program. Neither Party may publish, present or announce results of the Research Program either orally or in writing (a “Publication”) without complying with the provisions of this Section 8.5. The other Party shall have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for [***] any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 9 - INVENTIONS AND PATENTS

9.1 Ownership of Inventions and Technology; Use of Data.

9.1.1 Disclosure of Inventions. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any Program Inventions.

9.1.2 Ownership of Program Inventions. All right, title and interest in all Program Inventions that are discovered, made or conceived as part of the activities conducted pursuant to this Agreement shall be owned as follows:

(a) [***] shall own all Program Inventions that (A) are invented solely by one or more employees, agents or consultants of [***] and do not primarily relate to the [***] or (B) are invented solely or jointly by employees, agents or consultants of Licensee and/or [***] and [***]. To the extent that any such Program Inventions relating primarily to an [***] shall have been invented by [***] and are owned by [***], [***] hereby assigns all of its right, title and interest therein to [***].

(b) [***] shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of [***] and do not primarily relate to an [***] or (ii) are invented solely or jointly by employees, agents or consultants of Licensee and/or SGI and primarily relate to the [***]. To the extent that any Program Inventions relating primarily to [***] shall have been invented by [***] and are owned by [***], [***] hereby assigns all of its right, title and interest therein to [***].

(c) Except as set forth in Sections 9.1.2(a) and 9.1.2(b), [***] and [***] shall [***] own all other Program Inventions. For purposes of clarification and notwithstanding anything to the contrary set forth herein, all Program Inventions that relate primarily to [***], including without limitation, [***] owned.

(d) Inventorship, for the purposes of this Agreement, shall be determined in accordance with U.S. laws of inventorship.

9.1.3 Ownership of Technology.

(a) Licensee shall own all right, title and interest in and to all Licensee Know-How.

(b) SGI shall own all right, title and interest in and to all SGI Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.2 Patent Prosecution and Maintenance.

9.2.1 SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all SGI Patents. SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Licensee in so doing.

9.2.2 Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming Program Inventions owned solely by it in accordance with Section 9.1 and shall, at its sole expense, prepare, file, prosecute and maintain such patent rights in good faith consistent with its customary patent policy and its reasonable business judgment. Patents and patent applications claiming Program Inventions owned [***] in accordance with [***]([***]) shall be controlled, prepared, filed, prosecuted and maintained by [***] (a) [***], (b) [***] or (c) of [***]. The cost of such outside legal expenses shall be borne by the Party that controls such [***] under (a) or (b) above and [***] if such [***] is controlled by [***]. The Party responsible for filing and controlling patent prosecution and maintenance for Program Inventions shall provide to the other Party copies of any response, document or communication with patent authorities that could materially affect the scope of any patent or patent application covering Program Inventions or detrimentally effect the rights of the Parties in such inventions in any way, at least [***] prior to the planned submission or communication. Such other Party shall have the opportunity to comment on the response or document within such [***] period, which comments shall be reasonably considered by the Party primarily responsible for the prosecution.

9.2.3 If either Party decides not to continue prosecuting patent applications or not to maintain a patent claiming an invention assigned to such Party pursuant to Section 9.1 in whole or in part, then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such patent application or patent). Thereafter, the other Party shall have the right to prosecute or maintain such patent application or patent, at such Party’s sole expense.

9.2.4 The Parties shall at all times fully cooperate in order to reasonably implement the foregoing provisions, such cooperation may include the execution of necessary legal documents and the provision of the assistance of its relevant personnel.

9.3 Enforcement of SGI Patents.

9.3.1 SGI shall have the first right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the SGI Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the SGI Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the SGI Patents. SGI shall in good faith consider the interests of Licensee in conducting the foregoing activities. All monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with SGI Patents shall be [***]. Licensee shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

fully cooperate with SGI in any such action at SGI’s expense, to enforce the SGI Patents, including being joined as a party to such action if necessary.

9.3.2 If SGI fails to take any action to enforce the SGI Patents or control any litigation with respect to the SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with SGI Patents within a period of [***] after the Parties receive reasonable notice of the infringement of the SGI Patents, then Licensee shall have the right to bring and control any such action by counsel of its own choice, [***]. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents shall be [***]. In such a case, SGI shall cooperate fully with Licensee, at Licensee’s expense, in its efforts to enforce the SGI Patents, including being joined as a party to such action if necessary. In no event may Licensee assert an argument or settle a suit in a manner which would render a claim in the SGI Patents invalid or unenforceable without SGI’s prior written consent.

9.3.3 Licensee shall have the right, at its sole expense, to determine the appropriate course of action to enforce patents claiming Program Inventions owned solely by Licensee in accordance with Section 9.1 (“Program Licensee Patents”), or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Program Licensee Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Program Licensee Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce any Program Licensee Patents shall be retained by Licensee. SGI shall fully cooperate with Licensee, at Licensee’s expense, in any action to enforce the Program Licensee Patents.

9.3.4 In the event either Party becomes aware of an infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action. In no event shall a Party make an argument or settle a dispute which would render a claim in a Joint Patent to be invalid or unenforceable without the other Party’s prior written consent.

9.4 Prior Patent Rights. Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to the SGI In-Licenses, the rights and obligations of the Parties under Section 9.2 and 9.3 shall be subject to SGI’s licensors’ rights to participate in and control prosecution, maintenance and enforcement of such SGI Patents, and to receive a share of damages recovered in such action, in accordance with the terms and conditions of the applicable SGI In-License.

ARTICLE 10 - INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

If Licensee, SGI or any of their respective Affiliates, or any of Licensee’s Sublicensees, is sued by a Third Party for infringement of a Third Party’s patent because of the use of the SGI Technology in connection with activities conducted pursuant to this Agreement, the Party that has been sued shall promptly notify the other Party within [***] of its receipt of notice of such suit. The notice shall set forth the facts of such infringement available to the relevant Party. The Parties shall then meet to discuss each Party’s commercial interests in the defense of the suit, a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

plan for the defense of the suit, how the costs of the suit should be allocated, and which Party should have primary control of the suit, provided that if such infringement relates previously to SGI Technology, then SGI shall have the first right to control such suit. In no event may the Party controlling the suit settle or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling Party without the express written consent of the non-controlling Party.

ARTICLE 11 - REGULATORY ASSISTANCE

Licensee shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to Licensed Products. Should Licensee desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Licensed Product, SGI will use reasonable commercial efforts to provide at Licensee’s request, technical information reasonably required for Licensee, including information relating to the chemical structure of the ADC, the toxin used to create such ADC, and the linker and chemistry used to create such ADC, as well as documents necessary to compile the Chemistry Manufacturing and Controls section of any application for Regulatory Approval, or to provide other toxicity and safety data for such filings, and any other relevant information as the Parties may mutually agree. Licensee shall reimburse SGI for any out-of-pocket costs incurred by SGI in providing any such information plus an amount equal to SGI’s then current FTE Fee for SGI’s personnel engaged in such activities, as set forth in Section 6.1.2. If SGI has a drug master file with the FDA or equivalent that contains information related to Drug Conjugation Materials that is useful to support an IND or application for Regulatory Approval, Licensee shall have a right of reference or access to the contents of such drug master file on mutually agreeable terms.

ARTICLE 12 - REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties.

12.1.1 This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

12.1.2 The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.1.3 SGI represents and warrants that (a) the SGI Technology is [***] on the Effective Date related to SGI’s [***] of Licensed Products in the manner contemplated hereunder, (b) it has the right to grant the licenses granted herein and that as of the Effective Date it has no knowledge of any rights of any Third Parties that would be infringed by the practice of the SGI Patents or other SGI Technology in connection with activities to be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

conducted hereunder, (c) as of the Effective Date, there are no claims, judgments or settlements against SGI pending or to its knowledge, threatened, seeking to invalidate the SGI Patents; (d) SGI has provided Licensee with accurate and complete copies of the SGI In-Licenses, with certain information redacted therefrom that has no impact on the grant of the license to Licensee under this Agreement; and (e) as of the Effective Date, (i) the SGI In-Licenses are the only in-license agreements executed by SGI with respect to the SGI Technology licensed to Licensee under this Agreement, (ii) each of the SGI In-Licenses is in full force and effect and (iii) SGI has not breached, or received notice regarding any actual or alleged breach of, or issued any notice of breach to any party to, the SGI In-Licenses. Licensee represents and warrants that it has the right to grant the licenses granted to SGI herein and that as of the Effective Date it has no knowledge of any rights of any Third Parties that would be infringed by activities to be conducted by the Parties hereunder.

12.2 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 13 - TERM AND TERMINATION

13.1 Term. Unless earlier terminated pursuant to this Article 13, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the later of: (a) the expiration or termination of the [***]; or (b) with respect to each Exclusive License obtained by Licensee prior to the expiration or termination of the [***], the expiration of the last to expire Royalty Term.

13.2 Termination of Exclusive License by Licensee. Licensee shall have the right to terminate an Exclusive License under this Agreement by providing not less than [***] prior written notice to SGI of such termination. [***].

13.3 Termination for Cause. Either Party may terminate this Agreement for material breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof.

13.4 Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) such other Party proposes a written agreement of composition or extension of its debts, (c) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (d) such other Party shall propose or be a party to any dissolution or liquidation, or (e) such other Party shall make an assignment for the benefit of its creditors. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that in the event of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

commencement of a bankruptcy proceeding by or against one Party hereunder under the United States Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced, subject, however, to payment of the fees, milestone payments and royalties set forth in this Agreement through the effective date of any termination hereunder.

13.5 Termination of SGI In-Licenses. All rights and obligations under an SGI In-License sublicensed under this Agreement shall terminate upon [***] prior written notice by SGI to Licensee if Licensee performs any action that would constitute a breach of any material provision of such SGI In-License Agreement and fails to cure such breach within such [***] period; provided, however, such cure period may be extended by mutual written consent of the Parties. All rights and obligations under the BMS Agreement shall automatically terminate if Licensee fails to maintain the insurance required under Article 18 of this Agreement. SGI covenants that (a) it will use reasonable commercial efforts to maintain all SGI In-Licenses for the duration of this Agreement, (b) it shall not modify Section 13.7 of the BMS Agreement without Licensee’s prior written consent and (c) it shall provide Licensee with prompt written notice if it receives or issues any notice of breach or alleged breach under the SGI In-Licenses.

13.6 Effect of Expiration and Termination.

13.6.1 In the event that this Agreement is terminated by Licensee pursuant to Sections 13.3 or by either Party pursuant to 13.4, Licensee shall continue to have all Exclusive Licenses then in effect, subject to its continued payment of the applicable fees, milestone payments and royalties with respect thereto as set forth in Article 6.

13.6.2 In the event that this Agreement is terminated by SGI pursuant to Section 13.3 or 13.5 (a) all licenses granted by SGI to Licensee hereunder, including all Exclusive Licenses, will immediately terminate and (b) any Sublicense agreement in effect as of the date of such termination that is not the subject of the material breach shall not terminate but instead, shall become a direct license between SGI and the Sublicensee and shall otherwise continue in full force and effect in accordance with its terms, subject to each such Sublicensee signing a written acknowledgement with SGI agreeing to be bound by all of the terms and conditions of this Agreement applicable to such Sublicensee.

13.6.3 Upon any termination of any Exclusive License (except for termination by Licensee pursuant to Section 13.3) and in the case of a [***] and/or any Designated Antigens for which the relevant Option Periods have expired, Licensee shall be automatically deemed to have granted to SGI a worldwide, nonexclusive, irrevocable, royalty-free, sublicensable license in the Territory under the Licensee ADC Know-How and Licensee ADC Patents to identify, develop and commercialize products that contain an ADC consisting of an Antibody that binds specifically to the Antigen that was the subject of the terminated Exclusive License(s) or Option(s).

13.6.4 Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (a) obligations, including payment of any royalties or other sums which have accrued as of the date

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of termination or expiration, and (b) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 8, 9, 10, 14 (as to actions arising during the term of this Agreement or in the course of a Party practicing any licenses retained by such Party thereafter), 18 and 19, Sections 3.5, 7.2, 7.3 and 13.6 and any payment obligations pursuant to Article 6 incurred prior to termination.

13.6.5 Upon the expiration of the Royalty Term, SGI shall grant, and shall by this provision be deemed to have granted, to Licensee a royalty-free, perpetual, worldwide, nonexclusive license to use the SGI Technology to make, use, sell, offer for sale and import Licensed Products that bind specifically to each Exclusive Antigen, with no further obligation to SGI.

ARTICLE 14 - INDEMNITY

14.1 Direct Indemnity.

14.1.1 Each Party shall defend, indemnify and hold harmless the other Party from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, the “Liabilities”) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the “Claims”) that are incurred, relate to or arise out of (a) the breach of any material provision of this Agreement by the indemnifying Party (or the inaccuracy of any representation or warranty made by such Party in this Agreement), or (b) the gross negligence, recklessness or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

14.1.2 Licensee shall defend, indemnify and hold harmless SGI from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Licensed Products by SGI for Licensee or by Licensee, its Affiliates or Sublicensees, including any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any Licensed Product; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by SGI or the inaccuracy of any representation or warranty made by SGI in this Agreement or from any other action for which SGI must indemnify Licensee under Section 14.1.3.

14.1.3 SGI shall defend, indemnify and hold harmless Licensee from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of any claims of infringement of Third Party rights arising out of the use of SGI Technology to make Antibodies that bind specifically to a Research Antigen or to make a Licensed Product (but not any other technology, including the composition or methods of making or using Antibodies or technology not relating to SGI Technology), except to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by Licensee or the inaccuracy of any representation or warranty made by Licensee in this Agreement or any other action for which Licensee must indemnify SGI hereunder.

14.2 Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 14 shall promptly provide notice to the other Party (the “Indemnitor”) of any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor. However, notwithstanding the foregoing, the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. Any settlement of a Liability for which any Indemnitee seeks to be indemnified, defended or held harmless under this Article 14 that could adversely affect the Indemnitee shall be subject to prior consent of such Indemnitee, provided that such consent shall not be withheld unreasonably

ARTICLE 15 - FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement.

ARTICLE 16 - ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation of such Party (such merger or consolidation shall be hereinafter referred to as a “Change in Control”). Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; [***]. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 17 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 18 - INSURANCE

During the Term and thereafter for the period of time required below, each Party shall maintain an [***]; and commencing not later than [***] and thereafter for the period of time required below, Licensee shall obtain and maintain on an ongoing basis [***] (including [***] coverage on Licensee’s [***] under this Agreement) in the amount of at least [***]. All of such insurance coverage shall be maintained with an insurance company or companies having an [***] or better and an aggregate deductible not to exceed [***]. Not later than the Effective Date, and not later than [***], Licensee shall provide to SGI a certificate(s) evidencing all required coverage hereunder. Thereafter, Licensee shall maintain such insurance coverage without interruption during the Term and for a period of at least [***] thereafter, and shall provide certificates evidencing such insurance coverage without interruption on an annual basis during the period of time for which such coverage must be maintained. Licensee’s insurance shall name [***] and [***] as additional insureds on the [***] required hereunder and shall state that SGI shall be provided at least [***] prior written notice of any cancellation or material change in the insurance policy.

ARTICLE 19 - MISCELLANEOUS

19.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 19.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention: General Counsel

Telephone: (425) 527-4000

Facsimile: (425) 527-4109

If to Licensee:

CuraGen Corporation

555 Long Wharf Avenue

New Haven, CT 06511

Attention: Executive Vice President

Telephone: 203-401-3330

Facsimile: 203-401-3333

With a copy to:

[***]

[***]

[***]

Attention: [***]

Telephone: [***]

Facsimile: [***]

19.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

19.3 Dispute Resolution. The Parties agree that if any dispute or disagreement arises between Licensee on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

19.3.1 The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

19.3.2 Within [***] of receipt of a Notice of Dispute, a nominee or nominees of Licensee and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute.

19.3.3 If, within a further period of [***], the dispute has not been resolved, the President of SGI and the President of Licensee shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute.

19.3.4 If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then the same shall be submitted by the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Parties for resolution by an arbitral body in [***] in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein. The Parties shall choose, by mutual agreement, [***] within [***] of receipt of notice of the intent to arbitrate. If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within [***] of such failure. The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other equitable or provisional remedy). If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

19.3.5 In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

19.3.6 Notwithstanding the foregoing, any disputes relating to inventorship or the validity, enforceability or scope of any patent or trademark rights shall be submitted for resolution by a court of competent jurisdiction.

19.4 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

19.5 Independent Contractors. SGI and Licensee each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither SGI nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

19.6 Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

19.7 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

19.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

[Signature page follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name:	Clay B. Siegall
Title:	President & CEO

CURAGEN CORPORATION

By:	/s/ Jonathan M. Rothberg
Name:	Jonathan M. Rothberg
Title:	CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE A

RESEARCH PLAN

RESEARCH SUPPORT

SGI will conjugate research quantities [***] of Antibodies to Designated Antigens with several combinations of [***]. Licensee shall perform or have performed [***].

DEVELOPMENT SUPPORT

Assistance will be provided in the form of [***].

Preclinical Development

SGI will provide the following preclinical support:

a. [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE B

SGI PATENTS

Existing SGI Technology

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE C

SGI IN-LICENSES

The following SGI In-Licenses are attached:

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE D

DESIGNATED ANTIGENS AND EXCLUSIVE ANTIGENS

“First Exclusive Antigen” means Antigen CG56972 having a [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.